UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange

Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 regarding the Loan Agreement, the Note, the Pledge Agreement and the Guaranty (each as defined below) is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 5, 2026, IIP-OH 2 LLC, IIP-NJ 1 LLC, IIP-FL 4 LLC, IIP-FL 2 LLC, IIP-NY 2 LLC, IIP-MI 7 LLC, IIP-VA 1 LLC and IIP-PA 5 LLC, each a Delaware limited liability company (individually, “Borrower” and collectively, the “Borrowers”) and an indirect subsidiary of Innovative Industrial Properties, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Thorofare Asset Based Lending Reit Fund V, LLC, a Delaware limited liability company (the “Lender”). The Loan Agreement contains customary representations, warranties, covenants, events of default, and security arrangements. Each Borrower is jointly and severally liable for all obligations under the Loan Agreement.

Pursuant to the Loan Agreement, on May 5, 2026, the Borrowers issued to the Lender a promissory note (the “Note”) evidencing a $56.5 million secured term loan (the “Loan”), which matures on May 5, 2029, and may be extended at the Borrowers’ option for up to two additional 12-month periods, subject in each case to the satisfaction of certain conditions set forth in the Note. The Note bears interest, for each monthly interest period, at a rate per annum equal to the sum of the one-month Secured Overnight Financing Rate, as administered by the CME Group Benchmark Administration Limited (or a successor administrator), for a tenor comparable to the applicable interest period on the date two business days prior to the commencement of such interest period, plus 5.00% (subject to the maximum rate permitted by law and adjustment upon an event of default).

Pursuant to the Loan Agreement, on May 5, 2026, IIP Operating Partnership, LP, a Delaware limited partnership and a direct subsidiary of the Company (the “Pledgor”), entered into a pledge and security agreement (the “Pledge Agreement”) with the Lender. Pursuant to the Pledge Agreement, the Loan is secured by, among other things, (i) all of the Pledgor’s right, title and interest in the equity, profits, losses and capital of, any membership and other interest in, Voting Rights (as defined in the Pledge Agreement), and all proceeds and income of, each Borrower and (ii) mortgages and deeds of trust on eight properties owned by the Borrowers. Also pursuant to the Loan Agreement, on May 5, 2026, the Company entered into an unsecured guaranty (the “Guaranty”) for the benefit of the Lender, pursuant to which the Company has guaranteed the Borrowers’ obligations under the Loan. Pursuant to the Guaranty, during the term of the Loan the Company is required to maintain, on a combined basis, minimum Net Worth of $120.0 million and Liquid Assets with a market value of at least $12.0 million, each as defined in the Guaranty.

The foregoing description is a summary of certain terms of the Loan Agreement, the Note, the Pledge Agreement and the Guaranty and is qualified in its entirety by reference to the full text of the Loan Agreement, the Note, the Pledge Agreement and the Guaranty, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 6, 2025, the Company issued a press release announcing that it closed the secured financing contemplated by the Loan Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

10.1*	Loan Agreement, dated as of May 5, 2026, by and between IIP-OH 2 LLC, IIP-NJ 1 LLC, IIP-FL 4 LLC, IIP-FL 2 LLC, IIP NY-2 LLC, IIP-MI 7 LLC, IIP-VA 1 LLC and IIP-PA 5 LLC and Thorofare Asset Based Lending Reit Fund V, LLC.

10.2	Promissory Note, dated as of May 5, 2026, by IIP-OH 2 LLC, IIP-NJ 1 LLC, IIP-FL 4 LLC, IIP-FL 2 LLC, IIP NY-2 LLC, IIP-MI 7 LLC, IIP-VA 1 LLC and IIP-PA 5 LLC in favor of Thorofare Asset Based Lending Reit Fund V, LLC.

10.3*	Pledge and Security Agreement (Interests in Borrowers), dated as of May 5, 2026, by IIP Operating Partnership, LP and Thorofare Asset Based Lending Reit Fund V, LLC.

10.4	Guaranty (Unsecured), dated as of May 5, 2026, by Innovative Industrial Properties, Inc. and Thorofare Asset Based Lending Reit Fund V, LLC.

99.1	Press release dated May 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2026	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer and Treasurer